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Exhibit 10.9(a)

FIRST AMENDMENT TO EMPLOYMENT LETTER

        THIS FIRST AMENDMENT TO EMPLOYMENT LETTER ("First Amendment") is entered into effective this 13th day of June 2003, by and between LECG, LLC, a California Limited Liability Company ("LECG") and WALTER VANDAELE ("Employee"), with reference to the following facts:

RECITALS

  A.
  LECG and Employee entered into an Employment Letter Agreement dated October 13, 2000 ("Employment Agreement"), a copy of which is attached hereto.

  B.
  LECG and Employee wish to amend the Employment Agreement as more fully set forth in this First Amendment;

  C.
  Capitalized terms used in this First Amendment as defined terms but not specifically defined in this First Amendment shall have the meanings assigned to such terms in the Employment Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LECG and Employee agree as follows, effective as of the Effective Date of this First Amendment, as defined below:

  1.
  Employee will receive a draw of $500,000 commencing July 1, 2003. To the extent that Employee's earnings (collections plus outstanding invoices) for the year exceed $500,000, and for each year thereafter that Employee remains employed with LECG, Employee's draw will continue to the following year at the same $500,000 rate. To the extent that Employee's collections plus outstanding invoices for this year, or any year thereafter, do not exceed $500,000, LECG and Employee will enter into good faith negotiations to revise Employee's draw for the following year, and LECG and Employee will agree to a mutually acceptable repayment program for the deficit for the year, which repayment period will not exceed six (6) months.

  2.
  Employee will receive 100% of his own collected professional billings for work sourced by either the Employee or the Company.

  3.
  Full Force and Effect.    Except as expressly set forth in this First Amendment, the Employment Agreement has not been modified or amended and remains in full force and effect, including, but not limited to the provision in the Employment Agreement relating to LECG providing Employee with Errors and Omissions insurance coverage at no cost to Employee.

        IN WITNESS WHEREOF, LECG and Employee have executed this First Amendment as of the date first set forth above.

LECG:		EMPLOYEE:
LECG, LLC, A California Limited Liability		Walter Vandaele
By:	/s/ DAVID P. KAPLAN	/s/ WALTER VANDAELE
Name:	David P. Kaplan	Date:	6/16/03
Title:	President

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FIRST AMENDMENT TO EMPLOYMENT LETTER
AGREEMENT